,: State of Delaware PAGE 1 Office of the Secretary of State I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY' CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF'. RESTATED CERTIFICATE OF INCORPORATION OF "FOODMAKER~ INc:; _.'' FILED IN THIS OFFICE ON THE TENTH DAY OF MARCH, A.D. 1992, AT 9 O'CLOCK A.M. * * * * * * * * * * William T. Quillen, SecretanJ of State *4134605 ALTHENTICA TION: 933095072 11/05/1993 DATE:

UlVl~lUN ur LUK~UHATIONS FILED 09:00 AM 03/10/1992 920705017 - 773942 RESTATED CERTIFICATE OF INCORPORATION OF FOODMAKER, INC. Foodmaker, Inc., a corporation organized and existing under the laws of the State of Delaware hereby certifies as follows: 1. The name of the Corporation is Foodmaker, Inc. Foodmaker, Inc. was originally incorporated under the name National Restaurant Systems, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 28, 1971. 2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation. 3. The text of the Restated Certificate of Ineorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows: ARTICLE I NAME OF CORPORATION The name of this Corporation is Foodmaker1 Inc. ARTICLE II REGISTERED OFFICE The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

ARTICLE III PURPOSE The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "GCL"). ARTICLE IV AUTHORIZED CAPITAL STOCK A. The total number of shares which the Corporation shall have authority to issue is ninety million (90,000,000) shares, consisting of seventy-five million (75,000,000) shares of Common Stock, par value of $.01 per share (the "Common Stock"), and fifteen million (15,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). B. The Board of Directors is hereby authorized to issue the Preferred Stock in one or more series, to fix the number of shares of any such series of Preferred Stock, to determine the designation of any such series, and to fix the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock to the full extent permitted under the GCL. C. The authority of the Board of Directors shall include, without limitation, the power to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of reoemption (including sinking fund provisions, if any), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. The designation and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof of the initial series of Preferred Stock are the following: 2

(1) Designation and Number of Shares. The distinctive designation of such series of Preferred Stock is •Junior Preferred Stock" (the "Junior Preferred Stock•). The number of shares of Junior Preferred Stock shall be 5,000,000. (2) Dividends. The holders of shares of the Junior Preferred Stock shall be entitled to receive, from and after the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, when, as and if declared by the Board of Directors of the Corporation out of the funds of the Corporation legally available therefor, dividends at the rate of nine dollars ($9) per year, payable only in th~ form of additional shares of Junior Preferred Stock {valued at $100 per share) and not in cash. Dividends shall be paid on a quarterly basis in arrears and will be cumulative from the date of issue~ · Fractional shares of Junior Preferred stock shall be issued to the extent necessary to make such dividend payments. Each fractional share of Junior Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of the Junior Preferred Stock pursuant to this paragraph (2), and all of such dividends with respect to such outstanding fractional shares shall be fully cumulative and shall accrue {whether or not declared), and shall be payable in the same manner and at such times as provided for in this paragraph {2) with respect to dividends on each outstanding share of the Junior Preferred Stock. (3) Priority With Respect to Dividends. Shares of Junior Preferred Stock shall have priority as to the payment of dividends with respect to the Common Stock of the Corporation and other future series of Preferred Stock ranking junior to the Junior Preferred Stock as to the payment of dividends. No dividends may be paid on any junior series of Preferred Stock or on the Common Stock {other than dividends payable in the Corporation's capital stock) unless full cumulative dividends have been paid {or declared and shares sufficient for the payment thereof set apart for such payment) on the Junior Preferred Stock for all quarterly dividend periods terminating on or prior to the date of payment in full of such dividends on the Common Stock and Junior Preferred Stock. The Corporation may not redeem or purchase or otherwise acquire for value shares of Common Stock or any other class of stock or series of Preferred Stock thereof ranking junior to or a parity with the Junior Preferred Stock as to dividends or upon liquidation {other than 3 redemptions pursuant to employee stock subscription agreements between the Corporation and certain officers and key employees of the Corporation or its subsidiaries) unless, at the time of making such redemption, purchase or other acquisition, the Corporation is not. in default with respect to any dividends payable on, or any obligation to redeem or retire, shares of the Junior Preferred Stock. (4) voting Rights. The holders of the Junior Preferred Stock shall not be entitled to vote, except as hereinafter provided in this paragraph (4) or as otherwise provided by law. On matters subject to a vote by holders of the Junior Preferred Stock, the holders shall be entitled to one vote per share. (a) So long as shares of Junior Preferred Stock remain outstanding, the Corporation shall not directly or indirectly or through merger or consolidation with any other Corporation, without the affirmative vote at a meeting (or the written consent with or without a meeting) of the holders of at least a majority in number of shares of the Junior Preferred Stock then outstanding, (i) create any class or classes of stock ranking equal or prior to the Junior Preferred Stock, either as to dividends or upon liquidation, or increase the number of authorized shares of any class or classes of stock ranking equal or prior to the Junior Preferred Stock either as to dividends or upon liquidation, (ii) amend, alter or repeal (whether by merger, consolidation or otherwise and whether or not the Corporation is the surviving corporation) any of the provisions of the Certificate of Incorporation of the Corporation so as to affect adversely the preferences, special rights or powers of the Junior Preferred Stock or (iii) authorize any reclassification of the Junior Preferred Stock. (b) In the event that six (6) or more quarterly dividends (whether or not consecutive) payable on the Junior Preferred Stock are in arrears, the number of directors of the Corporation shall automatically be increased by one and the holders of all outstanding shares of Junior Preferred Stock, voting as a separate class, shall be entitled to elect one director of the Corporation. Such voting right shall remain vested until such time as all dividends in arrears are paid (or declared and a sum sufficient for the payment thereof set aside for payment). (i) Whenever such voting right shall have vested, such right may be exercised initially either at a 4 special meeting of the holders of the Junior Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the holders of the Junior Preferred Stock pursuant to Section 228 of the GCL. Such voting right shall continue until such time as (x) all cumulative dividends accumulated on the Junior Preferred Stock, together with additional dividends accrued thereon, if any, shall have been paid in full, and (y) all mandatory redemption obligations with respect to the Junior Preferred Stock which have matured have been met, at which time such voting right of the holders of the Junior Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of default of the character indicated above. (ii) At any time when such voting right shall have vested in the holders of the Junior Preferred Stock, and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the holders of record of ten percent (10%) of the shares of Junior Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of the Junior Preferred Stock and of any other class or classes of stock having voting power with respect thereto for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), the holders of record of ten percent (10%) of the shares of the Junior Preferred Stock then outstanding may designate in writing a holder of Junior Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this sub-paragraph (ii). Any holder of Junior Preferred Stock entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this sub-paragraph (ii). 5

Notwithstanding the provisions of this sub-paragraph (ii), however, no such special meeting shall be called during a period within ninety (90-) days immediately preceding the date fixed for the next annual meeting of stockholders. (iii) At any meeting held for the purpose of electing directors at which the holders of Junior Preferred Stock shall have the right to elect a director as provided herein, the presence in person or by proxy of the holders of a majority of the then outstanding shares of Junior Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof (x) the absence of a quorum of the holders of the Junior Preferred Stock having such right shall not prevent the election of directors other than those to be elected by the holders of Junior Preferred Stock and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Junior Preferred Stock entitled io elect such directors and (y) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders of such class present in person or by proxy shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present. (iv) Any director elected by the holders of Junior Preferred Stock pursuant to sub-paragraph (b) shall serve until the earlier of payment in full of the dividend arrearage or the next annual meeting of stockholders, and may be otherwise removed, with or without cause, only by the holders of at least a majority of the shares of Junior Preferred Stock outstanding at the time of such removal. (5) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Junior Preferred Stock (including shares issued as dividends) will be entitled to receive $100 per share (or pro rata portion thereof with respect to fractional shares) plus an amount equal to the cash value of accrued and unpaid dividends to the date fixed for distribution before any distribution of assets may be made to holders of Common Stock or of any other class of stock of the corporation or series of Preferred Stock ranking junior to the Junior Preferred Stock with respect to the 6 distribution of assets. If upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Junior Preferred Stock and any other shares of capital stock of the Corporation ranking as to any such distribution on a parity with the Junior Preferred Stock are not paid in full, the holders of the Junior Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Junior Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. Such liquidation rights are not triggered by any consolidation or merger of the Corporation with or into any other corporation or by the sale, transfer or lease of all or substantially all'of the Corporation's assets, provided that the Corporation shall not effect any such transaction unless provision is made in the certificate of incorporation of the resulting and surviving corporation or otherwise for the protection of the rights of the holders of Junior Preferred Stock. (6) Optional Redemption. The Junior Preferred Stock may be redeemed at any time at the option of the Corporation, in whole or in part, upon not less than thirty (30) nor more than sixty (60) days• prior notice at a redemption price of $100 per share plus an amount equal to the cash value of all accrued and unpaid dividends to the redemption date. On and after the redemption date, dividends shall cease to accumulate on shares of Junior Preferred Stock called for redemption. (7) Mandatory Redemption. The Corporation shall redeem all outstanding shares of Junior Preferred Stock at a redemption price of $100 per share plus an amount equal to the cash value of ·al 1 accrued and unpaid dividends to the redemption date upon or immediately prior to the occurrence of any of the following: (i) the sale of all or substantially all of the Corporation's assets to any person other than an affiliate of the Corporation; (ii) the merger or consolidation of the Corporation ~ith or into another corporation or of another corporation with or into the Corporation with the effect that the common stockholders of the Corporation immediately prior to such transaction hold less than 50\ of th~ total voting power entitled to vote in election of directors, managers or trustees of the surviving corporation of such merger; -{iii) the liquidation or dissolution of the Corporation; or (iv) the completion by the Corporation of one or more 7 public offerings of Common Stock for aggregate net proceeds of at least $75 million; provided, however, that no such redemption may be effected until the earlier of May 15, 1998 and the date on which no 14-1/4\ Senior Subordinated Notes due 1998 of the Corporation remain outstanding. If, for any reason, the Corporation shall fail to discharge its mandatory obligations pursuant to this paragraph (7), such mandatory redemption obligations shall be discharged as soon as the Corporation is able to discharge such obligations, but the redemption price shall be determined as of the date such redemption should have occurred except with respect to the calculation of the amount equal to accrued and unpaid dividends, which calculation shall include all such dividends to the date of payment. If and so long as any mandatory redemption obligations with respect to the Junior Preferred Stock shall not be fully discharged, the Corporation shall not declare or pay any cash dividend or make any distributions in cash upon, or, directly or indirectly, purchase, redeem or otherwise acquire, any capital stock (including any warrants, rights or options exercisable for or convertible into any capital stock of the Corporation, but not including the Junior Preferred Stock) or permit any of its subsidiaries or affiliates to, directly or indirectly, purchase or acquire any such capital stock. Dividends shall continue to accrue on a compounding basis on any mandatory redemption obligation that has not been discharged by the Corporation pursuant to this paragraph (7). (8) Selection of Securities to be Redeemed. In the event that fewer than all of the outitanding shares of Junior Preferred Stock are to be redeemed at any time, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined as follows: first, all fractional shares of Junior Preferred Stock shall be redeemed, then the Corporation shall select the remaining shares of Junior Preferred Stock to be redeemed pro rata or by lot as may be determined by the Board of Directors. (9) Procedure for Redemption. (a) In the event the Corporation shall redeem shares of Junior Preferred Stock at any time, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each 8 holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided. however, that no failure to mail such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Junior Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to mail said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Junior Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date, unless the Corporation defaults in making such payment. (b) Notice having been mailed as aforesaid, from and after the redemption date (unless the Corporation shall fail to provide money for the payment of the redemption price of the shares called for redemption) dividends on the shares of Jun~.or Preferred Stock so called for redemption shall cease to accrue,. and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price including an amount equal to any accrued and unpaid dividends) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (propeily endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. ARTICLE V DIRECTORS The number of directors may hereafter be fixed from time to time pursuant to procedures set forth in the Corporation's bylaws. 9

ARTICLE VI BOARD POWER REGARDING BYLAWS In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation. ARTICLE VII ELECTION OF DIRECTORS Elections of directors at annual or special meetings need not be by written ballot unless the bylaws of the Corporation shall so provide. ARTICLE VIII LIMITATION OF DIRECTOR LIABILITY To the fullest extent permitted by the GCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the GCL is amended after the date of the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended from time to time. No repeal or modification of this Article VIII by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article VIII at the time of such repeal or modification . ARTICLE IX INDEMNIFICATION OF DIRECTORS The Corporation s~l indemnify, in the manner and to the full extent permitted\by law, any person (or the estate of any person) wh wasv'or is a party to, or is threatened to be made a party to"'-any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by 10 reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he is not entitled to be indemnified. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. ARTICLE X SECTION 203 ELECTION The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law. ARTICLE XI CORPORATE POWER The Corporation reserves the right to amend, alterj change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. 11

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed under the seal of the Corporation this~ day of March, 1992. By: Robert L. Suttie Corporate Vice President and Controller Attest: William E. Rulon Secretary LA:1099J SD:3904H 12